                                                                   EXHIBIT 10.26



================================================================================


                        COAST HOTELS AND CASINOS, INC.

                                    ISSUER

                                  $16,800,000

                    10 7/8 % First Mortgage Notes due 2001


                              COAST RESORTS, INC.

                                   GUARANTOR


                            _______________________

                                   INDENTURE

                         Dated as of November 21, 1997

                           ________________________


                        FIRSTAR BANK OF MINNESOTA, N.A.

                                    TRUSTEE


================================================================================

                               Table of Contents

ARTICLE I.DEFINITIONS AND INCORPORATION BY REFERENCE......................  1
     Section 1.1    Definitions...........................................  1
     Section 1.2    Other Definitions..................................... 20
     Section 1.3    Incorporation By Reference of Trust Indenture Act..... 20
     Section 1.4    Rules of Construction................................. 21
     Section 1.5    Trust Indenture Act................................... 21

ARTICLE II.THE NOTES...................................................... 22
     Section 2.1    Form and Dating....................................... 22
     Section 2.2    Execution and Authentication.......................... 22
     Section 2.3    Registrar and Paying Agent............................ 23
     Section 2.4    Paying Agent to Hold Money in Trust................... 23
     Section 2.5    Holder Lists.......................................... 24
     Section 2.6    Transfer and Exchange................................. 24
     Section 2.7    Replacement Notes..................................... 30
     Section 2.8    Outstanding Notes..................................... 30
     Section 2.9    Treasury Notes........................................ 31
     Section 2.10   Temporary Notes....................................... 31
     Section 2.11   Cancellation.......................................... 31
     Section 2.12   Defaulted Interest.................................... 32

ARTICLE III.OFFERS TO PURCHASE OR REDEMPTION.............................. 32
     Section 3.1    Notices to Trustee.................................... 32
     Section 3.2    Selection of Notes to Be Redeemed..................... 32
     Section 3.3    Notice of Redemption.................................. 33
     Section 3.4    Effect of Notice of Redemption........................ 34
     Section 3.5    Deposit of Redemption Price........................... 34
     Section 3.6    Notes Redeemed in Part................................ 34
     Section 3.7    Optional Redemption................................... 35
     Section 3.8    Redemption Pursuant to Gaming Law..................... 35
     Section 3.9    Mandatory Redemption.................................. 35
     Section 3.10   Offer to Purchase By Application of Excess Proceeds... 36

ARTICLE IV. COVENANTS..................................................... 38
     Section 4.1    Payment of Notes...................................... 38
     Section 4.2    Maintenance of Office or Agency....................... 38
     Section 4.3    SEC Reports........................................... 38
     Section 4.4    Compliance Certificate................................ 39
     Section 4.5    Taxes................................................. 40
     Section 4.6    Stay, Extension and Usury Laws........................ 40

     Section 4.7    Restricted Payments....................................................... 40
     Section 4.8    Dividend and Other Payment Restrictions Affecting Subsidiaries............ 42
     Section 4.9    Incurrence of Indebtedness and Issuance of Preferred Stock................ 43
     Section 4.10   Asset Sales............................................................... 46
     Section 4.11   Transactions with Affiliates.............................................. 49
     Section 4.12   Liens..................................................................... 49
     Section 4.13   Line of Business.......................................................... 50
     Section 4.14   Corporate Existence....................................................... 50
     Section 4.15   Change of Control......................................................... 50
     Section 4.16   Limitation on Issuances and Sales of Capital Stock of Wholly
                     Owned Subsidiaries....................................................... 52
     Section 4.17   Subsidiary Guarantees..................................................... 52
     Section 4.18   Maintenance of Insurance.................................................. 53
     Section 4.19   Limitation on Status as Investment Company................................ 53
     Section 4.20   Further Assurances........................................................ 53
     Section 4.21   Limitations on Activities of Coast West................................... 53
     Section 4.22   No Amendment to Subordination Provisions.................................. 54
     Section 4.23   Limitations on Use of Proceeds............................................ 54

ARTICLE V.SUCCESSORS.......................................................................... 54
     Section 5.1    Merger, Consolidation or Sale of Assets................................... 55
     Section 5.2    Successor Corporation Substituted......................................... 55

ARTICLE VI.DEFAULTS AND REMEDIES.............................................................. 56
     Section 6.1    Event of Default.......................................................... 56
     Section 6.2    Acceleration.............................................................. 58
     Section 6.3    Other Remedies............................................................ 59
     Section 6.4    Waiver of Past Defaults................................................... 59
     Section 6.5    Control by Majority....................................................... 59
     Section 6.6    Limitation on Suits....................................................... 60
     Section 6.7    Rights of Holders of Notes to Receive Payment............................. 60
     Section 6.8    Collection Suit by Trustee................................................ 60
     Section 6.9    Trustee May File Proofs of Claim.......................................... 61
     Section 6.10   Priorities................................................................ 61
     Section 6.11   Undertaking For Costs..................................................... 62
     Section 6.12   Management of Casinos..................................................... 62
     Section 6.13   Intercreditor Agreement................................................... 62

ARTICLE VII.TRUSTEE........................................................................... 62
     Section 7.1    Duties of Trustee......................................................... 62
     Section 7.2    Rights of Trustee......................................................... 64
     Section 7.3    Individual Rights of Trustee.............................................. 64
     Section 7.4    Trustee's Disclaimer...................................................... 65

     Section 7.5    Notice of Defaults......................................................  65
     Section 7.6    Reports by Trustee to Holders of the Notes..............................  65
     Section 7.7    Compensation and Indemnity..............................................  66
     Section 7.8    Replacement of Trustee..................................................  67
     Section 7.9    Successor Trustee by Merger, Etc........................................  68
     Section 7.10   Eligibility; Disqualification...........................................  69
     Section 7.11   Preferential Collection of Claims Made Against Company..................  69

ARTICLE VIII.LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................................  69
     Section 8.1    Legal Defeasance or Covenant Defeasance.................................  69
     Section 8.2    Legal Defeasance and Discharge..........................................  69
     Section 8.3    Covenant Defeasance.....................................................  70
     Section 8.4    Conditions to Legal or Covenant Defeasance..............................  70
     Section 8.5    Deposited Money and government Securities to be Held in Trust; Other
                    Miscellaneous Provisions................................................  72
     Section 8.6    Repayment to Company....................................................  72
     Section 8.7    Satisfaction and Discharge of Indenture.................................  73
     Section 8.8    Reinstatement...........................................................  74
     Section 8.9    Collateral..............................................................  74

ARTICLE IX.AMENDMENT, SUPPLEMENT AND WAIVER.................................................  75
     Section 9.1    Without Consent of Holders of Notes.....................................  75
     Section 9.2    With Consent of Holders of Notes........................................  76
     Section 9.3    Compliance with Trust Indenture Act.....................................  77
     Section 9.4    Revocation and Effect of Consents.......................................  78
     Section 9.5    Notation on or Exchange of Notes........................................  78

ARTICLE X.COLLATERAL AND SECURITY...........................................................  78
     Section 10.1   Security................................................................  78
     Section 10.2   Recording and Opinions..................................................  80
     Section 10.3   Release of Collateral, Etc..............................................  81
     Section 10.4   Protection of the Trust Estate..........................................  82
     Section 10.5   Certificates of the Company.............................................  83
     Section 10.6   Certificates of the Trustee.............................................  83
    Authorization of Actions to be Taken by the Trustee Under The Security Documents........  83
     Section 10.8   Authorization of Receipt of Funds by The Trustee Under The Security
                    /Documents..............................................................  84
     Section 10.9   Termination of Security Interest........................................  84
     Section 10.10  Cooperation of Trustee..................................................  85
     Section 10.11  Collateral Agent........................................................  85

ARTICLE XI.NOTE GUARANTEE...................................................................  85
     Section 11.1   Note Guarantees.........................................................  85
     Section 11.2   Execution and Delivery of Note Guarantee................................  87

     Section 11.3   Limitation of Guarantor's Liability....................................... 88
     Section 11.4   Guarantor May Consolidate, Etc., on Certain Terms......................... 88
     Section 11.5   Releases of Note Guarantees............................................... 89
     Section 11.6   "Trustee" to Include Paying Agent......................................... 89

ARTICLE XII.MISCELLANEOUS..................................................................... 89
     Section 12.1   Trust Indenture Act Controls.............................................. 89
     Section 12.2   Notice.................................................................... 90
     Section 12.3   Communication by Holders of Notes with Other Holders of Notes............. 91
     Section 12.4   Certificate and Opinion as to Conditions Precedent........................ 91
     Section 12.5   Statements Required in Certificate or Opinion............................. 92
     Section 12.6   Rules by Trustee and Agents............................................... 92
     Section 12.7   No Personal Liability of Directors, Officers, Employees and Shareholders.. 92
     Section 12.8   Governing Law............................................................. 92
     Section 12.9   No Adverse Interpretation of Other Agreements............................. 93
     Section 12.10  Successors................................................................ 93
     Section 12.11  Severability.............................................................. 93
     Section 12.12  Counterpart Originals..................................................... 93
     Section 12.13  Table of Contents, Headings, Etc.......................................... 93

                                   EXHIBITS


          Exhibit A.          Form of Note.
          Exhibit B.          Form of 1996 Notes Intercreditor Agreement.
          Exhibit C.          Form of Note Guarantees.
          Exhibit D.          Form of Certificate of Transfer.
          Exhibit E.          Form of Coast Hotels Deed of Trust, Assignment
                              of Rents and Security Agreement.
          Exhibit F.          Form of Coast Resorts Pledge Agreement.
          Exhibit G.          Form of Coast Hotels Security Agreement.
          Exhibit H.          Form of Coast Hotels Unsecured Indemnity
                              Agreement.

                                   SCHEDULES


          Schedule A          Existing Indebtedness

                            CROSS-REFERENCE TABLE*

Trust Indenture
 Act Section                                                      Indenture Sections
310(a)(1).................................................................  7.10
   (a)(2).................................................................  7.10
   (a)(3).................................................................  N.A.
   (a)(4).................................................................  N.A.
   (a)(5).................................................................  7.10
   (b)....................................................................  7.10
   (c)....................................................................  N.A.
311(a)....................................................................  7.11
   (b)....................................................................  7.11
   (c)....................................................................  N.A.
312(a)....................................................................  2.05
   (b).................................................................... 12.03
   (c).................................................................... 12.03
313(a)....................................................................  7.06
   (b)(1)................................................................. 10.03
   (b)(2).................................................................  7.07
   (c).............................................................. 7.06; 12.02
   (d)....................................................................  7.06
314(a).................................................................... 12.06
   (b).................................................................... 10.02
   (c)(1)................................................................. 12.04
   (c)(2)................................................................. 12.04
   (c)(3)................................................................. 12.04
   (d)...................................................... 10.2;10.3;10.5;10.6
   (e)................................................................ 10.2;12.5
   (f)....................................................................  N.A.
315(a).................................................................... 7.01
   (b)............................................................... 7.05;12.02
   (c)....................................................................  7.01
   (d)....................................................................  7.01
   (e)....................................................................  6.16
316(a)(last sentence).....................................................  2.09
   (a)(1)(A)..............................................................  6.10
   (a)(1)(B)..............................................................  6.09
   (a)(2).................................................................  N.A.
   (b)....................................................................  6.12
   (c)....................................................................  2.13

317(a)(1)................................................... 6.13
   (a)(2)................................................... 6.14
   (b)...................................................... 2.04
318(a)......................................................12.01
   (b)...................................................... N.A.
   (c)......................................................12.01

     N.A. means not applicable.

     *This Cross-Reference Table is not part of this Indenture.

     INDENTURE dated as of November 21, 1997 among Coast Hotels and Casinos, Inc., a Nevada corporation (the "Company"), the Guarantor (as defined below), and Firstar Bank of Minnesota, N.A., as trustee (the "Trustee").

     WHEREAS, the Company, the Guarantor and Firstar Bank of Minnesota, N.A., as trustee (in such capacity, the "1996 Notes Trustee"), have entered into that certain Indenture dated as of January 30, 1996 (the "1996 Indenture"), Section
4.09 of which Indenture permits the Company to incur and the Guarantor to guarantee additional debt on a pari passu basis with the 13% First Mortgage Notes due 2002 (the "1996 Notes") issued by the Company in the aggregate principal amount of $175,000,000 under such Indenture.

     WHEREAS, the Company has agreed to issue and the Guarantor has agreed to guaranty $16,800,000 in aggregate principal amount of the Company's 10 7/8% First Mortgage Notes due 2001 (the "Notes") pursuant to this Indenture with the rights under such Notes to be on a pari passu basis with the 1996 Notes, and, pursuant to the 1996 Indenture, the Trustee for the holders of the 1996 Notes has agreed to enter into a Pari Passu Intercreditor Agreement with the Trustee.

     NOW THEREFORE, the Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                  ARTICLE I.
                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

     Section I.1  Definitions.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Premium" means, with respect to a Note being redeemed, (a) the present value on the date of redemption of all remaining required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus (c) accrued interest paid on the redemption date.

     "Asset Sale" means (i) the sale, lease, conveyance, transfer or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than sales of inventory or the rental of hotel rooms in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.15 or Article 5 hereof and not by Section 4.10 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $500,000 or (b) for Net Proceeds in excess of $500,000. Notwithstanding the foregoing, the following will not be deemed to be Asset
Sales: (i) a transfer of assets by the Company to a Subsidiary that is a Guarantor or by a Subsidiary to the Company or to another Subsidiary that is a Guarantor, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iii) a Restricted Payment that is permitted by the covenant described in Section 4.7 herein and (iv) the sale of a Restricted Investment.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Barbary Coast" means the Barbary Coast Hotel and Casino.

     "Barbary Coast Offer" has the meaning set forth in Section 4.10(b) of the 1996 Indenture.

     "Barbary Coast Partnership" means Barbary Coast Hotel and Casino, a Nevada general partnership.

     "Barbary Coast Expansion" means any improvement of the Barbary Coast Hotel and Casino that includes the construction of not less than 150 additional hotel rooms.

     "Board of Directors" means, as to any Person, the board of directors of such Person, or any authorized committee thereof or other equivalent governing body of such Person.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof with a term not to exceed one year after the day of acquisition, (iii) time deposits and certificates of deposit and commercial paper issued by any domestic commercial bank or the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Group or its successors or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or its successors and in each case maturing within one year after the date of acquisition, (iv) investments in money market funds, including funds offered by the Trustee or Affiliates of the Trustee, substantially all of whose assets comprise securities of the types described in clauses (ii) and (iii) above, and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the financial qualification specified in clause (iii) above.

     "Casino" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any buildings, restaurants, hotels, theaters, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessels, barges, ships and equipment.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Coast Resorts (except to the Company or a Wholly-Owned Subsidiary of the Company) or the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or their Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of Coast Resorts or the Company, (iii) the first day on which a majority of the members of the Board of Directors of Coast Resorts and the Company are not Continuing Directors, (iv) prior to the consummation of an IPO, the first day on which (a) the Principals and their Related Parties in the aggregate become the beneficial owners, directly or indirectly, of less than (1) 51% of the outstanding voting stock of Coast Resorts as a result of the sale, transfer or other disposition of voting stock of Coast Resorts or (2) 30% of the outstanding voting stock of Coast Resorts if Coast Resorts has issued new shares of voting stock after the date of this Indenture and the reduction in the percentage of the outstanding voting stock of Coast Resorts beneficially owned by the Principals and their Related

Parties to less than 30% is solely the result of the issuance of new shares of voting stock by Coast Resorts or (b) Michael J. Gaughan and his Related Parties in the aggregate become the beneficial owners, directly or indirectly, of less than (1) 29% of the outstanding voting stock of Coast Resorts as a result of the sale, transfer or other disposition of voting stock of Coast Resorts or (2) 15% of the outstanding voting stock of Coast Resorts if Coast Resorts has issued new shares of voting stock after the date of this Indenture and the reduction in the percentage of the outstanding voting stock of Coast Resorts beneficially owned by Michael J. Gaughan and his Related Parties to less than 15% is solely the result of the issuance of new shares of voting stock by Coast Resorts, (v) following the consummation of an IPO, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (a) any "person" (as defined above), other than the Principals and their Related Parties, is or becomes the "beneficial owner" (as such term is defined in Rule l3d-3 and Rule l3d-5 under the Exchange Act), directly or indirectly, of more than 40% of the voting stock of Coast Resorts or (b) any "person" (as defined above) is or becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the voting stock of Coast Resorts or the Company than is at the time "beneficially owned" (as defined above) by the Principals and their Related Parties in the aggregate, but, in the case of both clauses (a) and
(b) immediately above, excluding from the percentage of voting stock held by any person consisting of a group the voting stock owned by the Principals and their Related Parties who are deemed to be members of the group, provided that such Principals and Related Parties beneficially own a majority of the total voting stock of Coast Resorts held by such group, or (vi) the first day on which Coast Resorts ceases to own 100% of the outstanding Equity Interests of the Company. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred. For purposes of this definition, "voting stock" means, with respect to any Person, any class of Capital Stock of such Person having ordinary voting power (not depending upon the occurrence of any contingency) in the election of the Board of Directors (or persons or a governing body performing similar functions) of such Person.

     "Coast Resorts" means Coast Resorts Inc., a Nevada corporation and the sole shareholder of the Company.

     "Coast Resorts Common Stock" means the Common Stock, par value $.01 per share, of
Coast Resorts.

     "Coast West" means Coast West, Inc., a Nevada corporation, of which Coast Resorts is the sole shareholder.

     "Coast West Lease" means that certain Ground Lease Agreement dated as of October 28, 1994 originally by and between 21 Stars, Ltd., a Nevada limited-liability company, Barbary Coast Hotel and Casino, a Nevada general partnership, Wanda Peccole, as successor Trustee of The Peccole 1982 Trust dated February 15, 1982, and the William Peter and Wanda Ruth

Peccole Family Limited Partnership, a Nevada limited partnership, as amended through the date of this Indenture.

     "Coast West Lease Payments" means payments of Basic Monthly Rent (as defined in the Coast West Lease) and all other rent payable by Coast West pursuant to the Coast West Lease.

     "Collateral" means the Collateral (as defined in the Security Agreement), all of the collateral granted by the Company to the Trustee pursuant to the granting provisions A through Q in the Deed of Trust, and the Collateral (as defined in the Stock Pledge Agreement), provided that Collateral shall not include the Pledged Securities or any "Excluded Assets" as defined in any of the foregoing documents.

     "Company" means Coast Hotels and Casinos, Inc., a Nevada corporation, of which Coast Resorts is the sole shareholder.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), deferred rent and other non-cash charges (excluding any such non-cash charge (other than deferred rent) to the extent that it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) less (x) all write-ups (other than write-ups resulting from foreign currency translations and writeups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Deed of Trust" means that certain Deed of Trust, Assignment of Rents and Security

Agreement among the Company, National Title Company, as trustee and the Trustee substantially in the form attached hereto as Exhibit E.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

     "Equipment Financing" means Indebtedness (including Capital Lease Obligations) that is non-recourse to the assets of any Person other than the Person incurring such Indebtedness, the proceeds of which are used solely to finance the acquisition, construction or lease by the Company or any of its Subsidiaries of furniture, fixtures or equipment ("FF&E") used in the ordinary course of the operation of the business of the Company and its Subsidiaries and secured by a Lien on such FF&E to secure the purchase price, construction cost or lease thereof.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iii) any settlement in lieu of clause (ii) above, in the case of clause (i), (ii) or (iii), whether in a single event or a series of related events, which results in Net Proceeds in excess of $500,000.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means certain Indebtedness of the Company outstanding on the date of this Indenture and described on Schedule A hereto.

     "Federal Bankruptcy Code" means Title 11 United States Code or any similar federal law for the relief of debtors.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable reference period. For purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the applicable reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the applicable reference period, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date, and (iv) the consolidated interest expense attributable to interest on any proposed Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period.

     "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations, but excluding any amortization of debt issuance cost to the extent included in consolidated interest expense), and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, in each case, on a consolidated basis and in accordance with GAAP.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Nevada Gaming Authorities.

     "Gaming Laws" means the gaming laws of any jurisdiction or jurisdictions to which the Company, any of its Subsidiaries or the Guarantor is, or may at any time after the date of this Indenture be, subject.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Company or any of its Subsidiaries, including without limitation, all such licenses granted under the Nevada Gaming Control Act, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "Global Notes" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

     "Gold Coast" means the Gold Coast Hotel and Casino.

     "Gold Coast Partnership" means Gold Coast Hotel and Casino, a Nevada limited partnership.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantor" means each of (i) Coast Resorts and (ii) any other Subsidiary of the Company that executes a Guarantee in accordance with Section 4.17 hereof, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

     "Independent Directors" means any members of the Board of Directors of the Company or Coast Resorts, as the case may be, other than Michael J. Gaughan, Tito J. Tiberti, Jerry Herbst, Harlan D. Braaten or Gage Parrish or their Related Parties or any officer or other employee of the Company, Coast Resorts or any Affiliate of Coast Resorts.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Intercreditor Agreement" means any Intercreditor Agreement, substantially in the form attached as Exhibit B to the 1996 Indenture, including the 1996 Notes Intercreditor Agreement.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

     "IPO" means an initial public offering of Coast Resorts Common Stock which results in net proceeds to Coast Resorts of at least $30.0 million.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale or Event of Loss (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Event of Loss and insurance proceeds), net of the direct costs relating to such Asset Sale or Event of Loss (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (to the extent, in the case of revolving credit Indebtedness, such Indebtedness is permanently reduced) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve established by the Company or any of its Subsidiaries in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale.

     "Nevada Gaming Authorities" means, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other applicable governmental or administrative state or local agency involved in the regulation of gaming and gaming activities in the State of Nevada.

     "Note Guarantee" means any Guarantee given by any Guarantor pursuant to the terms of this Indenture.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

     "Officers' Certificate" means a certificate signed on behalf of the Company or a Guarantor, as the case may be, by two Officers of the Company or a Guarantor, as the case may be, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company or a Guarantor, as the case may be, that meets the requirements set forth in Section 12.5 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, any Guarantor or the Trustee.

     "Operating" means, with respect to the Orleans Hotel and Casino, the first time that (i) all Gaming Licenses have been granted and have not been revoked or suspended, (ii) all Liens (other than the Liens created by the Security Documents or Permitted Liens) related to the construction of the Orleans Hotel and Casino have been paid or, if payment is not yet due or if such payment is contested in good faith by the Company, sufficient funds remain in the Interest Escrow Account and Construction Disbursement Account to discharge such Liens or such Liens have been bonded with bonds in form and substance sufficient to satisfy such Liens, (iii) the project manager and the architect of the Orleans Hotel and Casino have delivered a certificate to the Trustee certifying that the Orleans Hotel and Casino is complete in all material respects in accordance with the Plans and Specifications therefor (taking into account any variations therefrom contemplated by the definition of "Orleans Hotel and Casino") and all applicable building laws, ordinances and regulations, (iv) the Orleans Hotel and Casino is in a condition (including installation of furnishings, fixtures and equipment) to receive guests in the ordinary course of business, (v) gaming and other operations in accordance with applicable law are open to the general public and are being conducted at the Orleans Hotel and Casino, (vi) a permanent or temporary certificate of occupancy has been issued for the Orleans Hotel and Casino by Clark County, Nevada and (vii) a notice of completion of the Orleans Hotel and Casino has been duly recorded.

     "Orleans Expansion" means any capital addition, improvement, extension or repair to the Orleans Hotel and Casino.

     "Orleans Hotel and Casino" means the Orleans Hotel and Casino located at 4500 West Tropicana Avenue in Las Vegas, Nevada.

     "Pari Passu Collateral" means the Collateral, excluding the Rancho Road Property after the release of such property from the Lien securing the obligations under this Indenture and the Notes.

     "Pari Passu Lien" means a Lien on the Pari Passu Collateral that ranks pari passu with the Lien of the Trustee for the ratable benefit of the Holders pursuant to an Intercreditor Agreement.

     "Permitted Barbary Coast Expansion Indebtedness" means Indebtedness incurred by the Company to finance the Project Costs of a Barbary Coast Expansion the aggregate principal amount of which at any time outstanding, together with any Permitted Refinancing Indebtedness applied to the refinancing thereof, does not exceed the lesser of $10.0 million or 70% of the aggregate Project Costs of such Barbary Coast Expansion.

     "Permitted Investments" means (i) any Investments in the Company or in a Subsidiary of the Company that is a Guarantor; (ii) any Investments in Cash Equivalents; (iii) Investments by the Company or any Subsidiary of the Company in a Person that are evidenced by Capital Stock, if as a result of such Investment (a) such Person becomes a Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Guarantor; (iv) Restricted Investments made as a result of the receipt of non-cash consideration from an Asset Sale or other disposition of assets that was made in compliance with
Section 4.10 hereof; (v) Investments in Coast West that are evidenced by Capital Stock that do not exceed $15.0 million at any time outstanding, provided that such Investment complies with clause (i) of Section 4.11 hereof; and (vi) Investments in the form of loans to Coast West solely for the purpose of conducting the activities permitted by Section 4.21 hereof, which loans (a) are evidenced by promissory notes that are Collateral for the Notes, (b) are due and payable no later than one year prior to the final maturity of the 1996 Notes and
(c) do not exceed $8.0 million in aggregate principal amount at any time outstanding, provided, however, that the aggregate amount of all such loans then outstanding shall be due and payable prior to, or concurrently with, the release of Coast West from its Guarantee and the related Security Documents.

     "Permitted Liens" means (i) Pari Passu Liens on the Pari Passu Collateral to secure Indebtedness permitted under clause (i), (iii), (x) or (vi) (to the extent the Permitted Refinancing Indebtedness secured thereby refinances Indebtedness permitted by any of the foregoing clauses) of the second paragraph of Section 4.9 hereof; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company, or securing Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation or such Person becoming a Subsidiary and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary, as applicable; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, or securing Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Company, provided that such Liens do not extend to or cover any other property or assets and were in existence prior to the contemplation of such transaction; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (ii) of the second paragraph of Section 4.9 hereof (and any Permitted Refinancing Indebtedness applied to the refinancing thereof) covering only the assets acquired, improved or constructed with such Indebtedness; (vii) Liens securing the 1996 Notes and the 1996 Indenture and Liens existing on the date of this Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (x) Liens on Pari Passu Collateral to secure Permitted Orleans Expansion Indebtedness and Permitted Refinancing Indebtedness that refinances such Permitted Orleans Expansion Indebtedness; (xi) easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with hotel-casino industry practices that, in the aggregate, are not substantial in amount, and that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (xii) Liens on the Rancho Road Property to secure Indebtedness permitted by Section 4.9 hereof (and any Permitted Refinancing Indebtedness applied to the refinancing thereof); (xiii) Liens arising by reason of any judgment, decree or order of any court only to the extent for an amount and for a period not resulting in an Event of Default with respect thereto and so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally and adversely terminated or the period within which such proceedings may be initiated shall not have expired; (xiv) Liens of carriers, warehouse men, mechanics, landlords, material men, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 60 days or (b) such liens are being contested in good faith and by appropriate proceedings by the Company and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP and (c) the Company is in compliance with the terms of the Security Documents applicable to such Liens and (d) with respect to such Liens arising in connection with the Orleans Hotel and Casino, the Company has obtained the title insurance endorsements required under the Disbursement Agreement, (xv) the Lien of the Trustee under Section 7.7 hereof, and (xvi) to the extent not permitted by clause (i) through (xv) hereof, "Permitted Liens" as defined in the 1996 Indenture.

     "Permitted Orleans Expansion Indebtedness" means Indebtedness incurred by the Company to finance the Project Costs of an Orleans Expansion that is (i) Indebtedness permitted under clause (ii) of the first paragraph of Section 4.9 hereof, and (ii) the aggregate principal amount of which does not exceed the lesser of $30.0 million or 75% of the aggregate Project Costs of such Orleans Expansion.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith, including any prepayment premium or penalty payable pursuant to the terms of such Indebtedness); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Permitted Sundance Indebtedness" means Indebtedness incurred by the Company in an aggregate principal amount not to exceed $70.0 million at any time outstanding, the proceeds of which are used to pay the Project Costs of the Sundance, provided that (a) such Indebtedness is pari passu in right of payment to the Notes, (b) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes and the final maturity of such Indebtedness is not prior to the date on which the Notes mature, (c) the aggregate principal amount of such Indebtedness at any time outstanding does not exceed 70% of the aggregate Project Costs of the Sundance, (d) the Fixed Charge Coverage Ratio of the

Company for the Company's most recently ended two full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 1.75 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such two-quarter period, (e) the Company or any Wholly Owned Subsidiary of the Company that is a Guarantor owns all of the assets comprising the Sundance and (f) if the assets comprising the Sundance are owned by a Wholly Owned Subsidiary of the Company, all proceeds of any such Indebtedness are transferred to such Wholly Owned Subsidiary in the form of a direct loan evidenced by a promissory note or notes.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Pledged Securities" means the securities purchased by the Company with a portion of the proceeds from the sale of the 1996 Notes.

     "Principals" means Michael J. Gaughan, Tito J. Tiberti, Jerry Herbst and Franklin Toti.

     "Project Costs" means, with respect to the development, construction and opening of the Sundance, an Orleans Expansion or a Barbary Coast Expansion, as the case may be, the aggregate costs required to complete such development, construction and opening in accordance with the budget and the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended in connection with such development, construction and opening, including direct costs related thereto such as construction management, architectural, engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs, costs of furniture, fixtures, furnishings, machinery and equipment, non-construction supplies and pre-opening payroll, but excluding principal or interest payments on any Indebtedness (other than interest which is required to be capitalized in accordance with GAAP, which shall be included in determining Project Costs).

     "Rancho Road Property" means the approximately 29 acres of raw land owned by the Company on the date of this Indenture located at 4300 West Carey Avenue, North Las Vegas, Nevada.

     "Related Party" with respect to any Principal means (i) any spouse, sibling, parent or lineal descendant of such Principal or any spouse of any such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Responsible Officer" means with respect to the Trustee, any officer within the Corporate

Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Security Agreement" means that certain Security Agreement executed by the Company in favor of Trustee in substantially the form attached hereto as Exhibit G.

     "Security Documents" means, subject to Section 10.3 hereof, collectively, the Deed of Trust, UCC-1s, the Security Agreement, the Stock Pledge Agreement, the Unsecured Indemnity Agreement, executed by the Company in favor of the Trustee attached as Exhibit H hereto, or any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral and all other documents, filings and agreements to be executed by the Company on the date of this Indenture in favor of the Trustee in order to provide the Trustee with a first lien (subject to Permitted Liens and except to the extent not required pursuant to Section 10.1(c) hereof) on substantially all of the assets of the Company and the Guarantor as security for the obligations under the Notes.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Shareholder Related Party" with respect to any shareholder of Coast Resorts means (i) any spouse, sibling, parent or lineal descendant of such shareholder or any spouse of any such sibling or lineal descendant or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such shareholder and/or such other Persons referred to in the immediately preceding clause (i).

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date of this Indenture.

     "Stock Pledge Agreement" means that certain Stock Pledge Agreement executed by Coast Resorts, Inc. in favor of the Trustee in substantially the form attached hereto as Exhibit F.

     "Subordinated Notes" means those certain promissory notes issued by Gold Coast Hotel and Casino, a Nevada limited partnership, in an aggregate principal amount not to exceed $2.0 million, as in effect on the date of this Indenture which Subordinated Notes became the obligations of the Company pursuant to the Reorganization as described in the Offering

Memorandum.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Sundance" means the project to develop, construct and operate the Sundance Hotel and Casino at the corner of Rampart Boulevard and Alta Drive in northwest Las Vegas.

     "Tax Sharing Agreement" means that certain Tax Sharing Agreement by and among Coast Resorts, Coast West and the Company dated January 1, 1996 as in effect on the date of this Indenture.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Transfer Restricted Securities" means securities that bear or are required to bear the first legend set forth in Section 2.6 hereof.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market date)) most nearly equal to the then remaining term to November 1, 2001; provided, however, that if the then remaining term to November 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to November 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "UCC-1s" means those financing statements and fixture filings filed by the Company or any Guarantor, in connection with any of the Security Documents.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     Section I.2  Other Definitions.

                                           DEFINED IN
TERM                                         SECTION

"Affiliate Transaction"................    4.11
"Asset Sale Offer".....................    4.10(b)
"Barbary Coast Mandatory Sale Offer"...    4.10(e)
"Benefitted Party".....................   11.1(b)
"Change of Control Offer"..............    4.15
"Change of Control Payment"............    4.15
"Change of Control Payment Date".......    4.15(b)
"Covenant Defeasance"..................    8.3
"Disqualified Holder"..................    3.8
"DTC"..................................    2.3
"Event of Default".....................    6.1
"Excess Proceeds"......................    4.10(b)
"incur"................................    4.9
"Legal Defeasance".....................    8.2
"Note Guarantee".......................   11.1
"Notes"................................   Recitals
"Offer Amount".........................    3.10(b)
"Offer Period".........................    3.10(b)
"Offer to Purchase"....................    3.10(a)
"Pari Passu Debt"......................    4.9
"Pari Passu Debtholder"................    4.9
"Paying Agent".........................    2.3
"Payment Default"......................    6.1(v)
"Purchase Date"........................    3.10(b)

"Registrar"............................    2.3
"Restricted Payments"..................    4.7
"SEC Reports"..........................    4.3
"1996 Indenture".......................   Recitals
"1996 Note Intercreditor Agreement"....    6.13
"1996 Notes"...........................   Recitals
"1996 Notes Trustee"                      Recitals

"10 7/8% Barbary Coast Offer"..........    4.10(b)

     Section I.3  Incorporation By Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes and the Note Guarantees;

     "indenture security Holder" means a Holder of a Note;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company, the Guarantor, if any, and any successor obligor upon the Notes or any Note Guarantee, as the case may be.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section I.4  Rules of Construction.

     Unless the context otherwise requires:

          (i)    a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and in the plural include the singular;

          (v)  provisions apply to successive events and transactions; and

          (vi) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

     Section I.5    Trust Indenture Act.

     Notwithstanding anything herein to the contrary, the Company and the Guarantor shall not be required to comply with the TIA, unless and until this Indenture is otherwise subject thereto pursuant to the terms of the TIA.

                                  ARTICLE II.
                                   THE NOTES

     Section II.1   Form and Dating.

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Note Guarantees shall be substantially in the form of Exhibit C hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

     Section II.2  Execution and Authentication.

     Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

     A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in
Section 2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     Section II.3  Registrar and Paying Agent.

     The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to any Global Notes.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

     Section II.4  Paying Agent to Hold Money in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require A Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any Guarantor, the Trustee shall serve as Paying Agent for the Notes.

     Section II.5  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and, subject to Section 1.5, shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company or the Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and, subject to Section 1.5, the Company and the Guarantor shall otherwise comply with TIA (S) 312(a).

     Section II.6  Transfer and Exchange.

     (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request:

          (x)  to register the transfer of the Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

          (ii) in the case of a Definitive Note that is a Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit D hereto); or

               (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit D hereto); or

               (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit D hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

     (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i)  if such Definitive Note is a Transfer Restricted Security, and

               (A) if such Definitive Note is being exchanged for a beneficial interest in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit D hereto);

               (B) such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification from the Holder thereof (in substantially the form of Exhibit D hereto) to that effect; or

               (C) such Definitive Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit D hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

     (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

     (d)  Transfer of a Beneficial Interest in a Global Note for a Definitive
Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit D hereto); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit D hereto); or

               (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit D hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

     (e)  Restrictions on Transfer and Exchange of Global Notes.
Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

     (g)  Legends.

          (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

"THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION FROM THE REQUIREMENTS OF THE ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, OR IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY OR ANY GUARANTOR SO REQUESTS), (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE ACT OR, (c) TO THE COMPANY OR (d) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND, (2) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER WILL BE REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the first legend set forth in
          (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit D hereto).

     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

     (i)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7, 4.10, 4.15 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)    The Company shall not be required:

               (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for purchase or redemption under
          Section 3.2 hereof and ending at the close of business on the day of selection; or

               (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

               (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Company and the Guarantor may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and for all other purposes whatsoever, whether or not this Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Definitive Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

     Section II.7  Replacement Notes.

     If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

     Section II.8  Outstanding Notes.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     Section II.9  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trustee knows are so owned shall be so disregarded.

     Section II.10  Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     Section II.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

     Section II.12  Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                 ARTICLE III.
                       OFFERS TO PURCHASE OR REDEMPTION

     Section III.1  Notices to Trustee.

     If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 35 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

     Section III.2  Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements).

     In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     Section III.3  Notice of Redemption.

     (a) Subject to the provisions of Section 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

     (b)  The notice shall identify the Notes to be redeemed and shall state:

          (i)    the redemption date;

          (ii)   the redemption price;

          (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (iv)   the name and address of the Paying Agent;

          (v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (vi) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (viii) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     (c) At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     Section III.4  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

     Section III.5  Deposit of Redemption Price.

     On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

     If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.1 hereof.

     Section III.6  Notes Redeemed in Part.

     Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

     Section III.7  Optional Redemption.

     (a) At any time on or prior to November 1, 2001, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, thereon to the redemption date. The Company may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to a Change of Control pursuant to Section 4.15.

     (b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     Section III.8  Redemption Pursuant to Gaming Law.

     (a) Notwithstanding any other provision of this Article 3, if any Gaming Authority requires that a Holder or beneficial owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Law and the Holder or beneficial owner fails to apply for a license, qualification or a finding of suitability within 30 days after being requested to do so by the Gaming Authority (or such shorter period required by applicable law), or if such Holder or such beneficial owner is not so licensed, qualified or found suitable (a "Disqualified Holder"), the Company shall have the right, at its option, (i) to require such Disqualified Holder to dispose of such Disqualified Holder's Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Authority or such earlier date as may be ordered by such Gaming Authority or (ii) to call for the redemption of the Notes of such Disqualified Holder at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption or such earlier date as may be required by such Gaming Authority or applicable Gaming Laws, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority or required by applicable Gaming Laws. Immediately upon a determination of unsuitability, the Disqualified Holder shall have no further rights whatsoever with respect to the Notes (i) to exercise, directly or indirectly through any trustee, nominee or any other Person or entity, any right conferred by the Notes and (ii) to receive any interest or any other distribution or payment with respect to the Notes or any remuneration in any form from the Company for services rendered or otherwise, except the redemption price of the Notes. Under this Indenture and the Security Documents, the Company is not required to pay or reimburse any Holder or beneficial owner of Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

     (b) In connection with any redemption pursuant to this Section 3.8, and except as may be required by a Gaming Authority, the Company shall be required to comply with Sections 3.1 through 3.6 hereof.

     Section III.9  Mandatory Redemption.

     Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemptions or sinking fund payments with respect to the Notes.

     Section III.10  Offer to Purchase By Application of Excess Proceeds.

     (a) In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Offer to Purchase"), it shall follow the procedures specified below.

     (b) The Offer to Purchase shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

     (c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

     (d) Upon the commencement of an Offer to Purchase, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase, shall state:

          (i)    that the Offer to Purchase is being made pursuant to this
     Section 3.10 and Section 4.10 hereof and the length of time the Offer to Purchase shall remain open;

          (ii)   the Offer Amount, the purchase price and the Purchase Date;

          (iii) that any Note not properly tendered or accepted for payment shall remain outstanding and continue to accrue interest;

          (iv) that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

          (v) that Holders electing to have a Note purchased pursuant to an Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Purchase Date;

          (vi) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase the Notes if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

          (vii) that, if the aggregate principal amount of Notes surrendered (or transferred by book-entry transfer) by Holders exceeds the Offer Amount, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (viii) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

     (e) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.10. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

                                  ARTICLE IV.
                                   COVENANTS

     Section IV.1  Payment of Notes.

     (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section IV.2  Maintenance of Office or Agency.

     (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company or the Guarantor in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.

     Section IV.3  SEC Reports.

     (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes and the 1996 Notes are outstanding, Coast Resorts shall furnish to the Holders of Notes all annual and quarterly reports and the information, documents, and other reports required to be filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports") if Coast Resorts were required to file SEC Reports and, whether or not required by the rules and regulations of the SEC, Coast Resorts shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing).

     (b) For so long as any Notes remain outstanding, the Company and Coast Resorts shall furnish to the Holders of Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section IV.4  Compliance Certificate.

     (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company and each obligor on the Notes and this Indenture is in compliance with this Indenture and each Security Document and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each such obligor is in compliance with each and every covenant contained in this Indenture and each Security Document and is not in default in the performance or observance of any of the terms, provisions or conditions of this Indenture or any Security Document (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company or such obligor, as the case may be, is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company is in violation of any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default or any event of default under any document, instrument or agreement representing Indebtedness of the Company, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section IV.5  Taxes.

     The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     Section IV.6  Stay, Extension and Usury Laws.

     Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     Section IV.7  Restricted Payments.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct holders of the Company's Equity Interests in any capacity (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Subsidiary of the Company that is a Guarantor); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Subsidiary of the Company that is a Guarantor); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company shall, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of the first paragraph of Section
4.9 hereof; and

     (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of the 1996 Indenture (excluding Restricted Payments permitted by clauses (r), (s),
(t), (v), (w), (y) and (z) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first calendar quarter of 1997 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company from capital contributions from Coast Resorts or the issue or sale since the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to any Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) to the extent not included in Consolidated Net Income of the Company, 100% of the cash distributions or the amount of the cash principal and interest payments received since the date of this Indenture by the Company or any Subsidiary from any Person other than any Subsidiary in respect of any Restricted Investment until the entire amount of such Restricted Investment has been received and, thereafter, 50% of such cash distributions or cash principal and interest received by the Company or such Subsidiary from such Person in respect of such Restricted Investment.

     If no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof, the foregoing provisions shall not prohibit (q) the redemption or repurchase (and the payment of dividends by the Company to Coast Resorts to fund any redemption or repurchase by Coast Resorts) of any debt or equity securities of the Company or any Guarantor required by, and in accordance with, any order of any Gaming Authority issued because the holder or beneficial owner of such security has failed to qualify or to be found suitable or otherwise eligible under any Gaming Law to remain a holder of such security, provided that the Company has used its best efforts to effect a disposition of such securities to a third-party and has been unable to do so; (r) dividends or other payments (and the payment of dividends by the Company to Coast Resorts to fund any such payments) to the former partners of the Gold Coast Partnership and the Barbary Coast Partnership in an aggregate amount not to exceed $1.5 million to pay income tax liability incurred as such partners and assessed after the date of the 1996 Indenture; (s) payments to Coast Resorts required to be paid pursuant to the Tax Sharing Agreement; (t) dividends or other payments to Coast Resorts in an aggregate amount not to exceed $500,000 per fiscal year to pay accounting, legal, corporate reporting and other administrative expenses of Coast Resorts in the ordinary course of business; (u) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (v) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (w) the defeasance, redemption, repurchase, acquisition or retirement of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (x) the payment of Restricted Payments in an aggregate amount not to exceed $3.0 million; (y) the exchange of Subordinated Notes for Coast Resorts Common Stock; and (z) Investments in Hedging Obligations with respect to Indebtedness otherwise permissible under this Indenture.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced in the case of a Restricted Payment with a fair market value in excess of $ 1.0 million by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment.

     Section IV.8  Dividend and Other Payment Restrictions Affecting
Subsidiaries.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:
(i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries; (ii) make loans or advances to the Company or any of its Subsidiaries; (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries; (iv) grant Liens in favor of the Holders of the Notes under the Security Documents; or (v) guaranty the Notes or any renewals or refinancings thereof, except for such encumbrances or restrictions existing under or by reason of (A) Existing Indebtedness as in effect on the date of this Indenture; (B) this Indenture and the Notes; (C) applicable law; (D) any instrument of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture; (E) by reason of customary restrictions on subletting or non-assignment provisions in leases entered into in the ordinary course of business;
(F) Permitted Refinancing Indebtedness,
provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; (G) any restrictions with respect to Capital Stock or assets, as the case may be, of a Subsidiary of the Company imposed pursuant to an agreement that has been entered into for the sale or disposition of all of the Capital Stock or all or substantially all of the assets of such Subsidiary; (H) encumbrances and restrictions no more restrictive than those contained in this Indenture and the Collateral Documents arising in connection with Indebtedness permitted under
Section 4.9 hereof that is secured by a Pari Passu Lien; and (I) replacements of restrictions imposed pursuant to clauses (A) through (H) that are no more restrictive than those being replaced.

     Section IV.9  Incurrence of Indebtedness and Issuance of Preferred Stock.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that so long as no Default has occurred and is continuing:

          (i) the Company may incur or otherwise become directly or indirectly liable for Indebtedness (including Acquired Debt) (and a Subsidiary of the Company that is a Guarantor may guarantee on a subordinated basis such Indebtedness) and the Company may issue shares of Disqualified Stock if (a) such Indebtedness is expressly subordinated in right of payment to the Notes, (b) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four quarter period, (c) the Weighted Average Life to Maturity of such Indebtedness or Disqualified Stock is greater than the remaining Weighted Average Life to Maturity of the Notes, and (d) the final maturity of such Indebtedness or Disqualified Stock is not prior to the date on which the Notes mature; and

          (ii) the Company may incur or otherwise become directly or indirectly liable for Indebtedness (including Acquired Debt) (and a Subsidiary of the Company that is a Guarantor may guarantee on a pari passu basis such Indebtedness) if (a) such Indebtedness is unsecured and pari passu in right of payment to the Notes, (b) the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period, (c) the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes, and (d) the final maturity of such Indebtedness is not prior to the date on which the Notes mature.

     So long as no Default has occurred and is continuing, the foregoing provisions shall not apply to:

          (i) working capital Indebtedness and letters of credit of the Company (and any Guarantee thereof by a Subsidiary of the Company that is a Guarantor) and Indebtedness represented by standby letters of credit or performance, surety, appeal or other similar bonds on terms customary in the hotel-casino industry, in each case to the extent incurred in the ordinary course of business, in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed (including the amount of any Permitted Refinancing Indebtedness applied to the refinancing thereof) $20.0 million;

          (ii) Indebtedness of the Company represented by Equipment Financing (or as otherwise described below in this clause (ii)) incurred by the Company; provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this clause (ii) shall not exceed (including the amount of any Permitted Refinancing Indebtedness applied to the refinancing thereof) $30.0 million; provided, further, that following the date on which the Orleans is Operating, up to $10.0 million of such Indebtedness may be used for the purpose of purchasing or constructing improvements on the following real property used in the business of the Company: (a) the parcel of real property leased by the Company from Nevada Power Company on the date of the 1996 Indenture and (b) real property not included in the Collateral as of the date of this Indenture, so long as in any such case the Trustee, for the benefit of the Holders, is granted a lien in such real property and improvements subordinate only to the lien of such Indebtedness secured by such real property and improvements;

          (iii) Permitted Sundance Indebtedness of the Company (and any Guarantee thereof by a Subsidiary of the Company that is a Guarantor);

          (iv) Existing Indebtedness;

          (v) Indebtedness of the Company and the Guarantor represented by the Notes, the 1996 Notes and the respective Guarantees thereof;

          (vi) Permitted Refinancing Indebtedness of the Company in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted to be incurred pursuant to the first paragraph of this covenant or by clauses (i), (ii), (iii), (iv), (v), (x) or this clause (vi) of this paragraph;

          (vii) intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries that is a Guarantor; provided, however, that
(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary that is a Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

          (viii) Indebtedness of the Company that is owed to any shareholder of Coast Resorts or any Shareholder Related Party in an aggregate principal amount at any time outstanding not to exceed $3.0 million; provided, however, that such Indebtedness is expressly subordinated in right of payment to the Notes, the Weighted Average Life to Maturity of such Indebtedness is greater than the remaining Weighted Average Life to Maturity of the Notes and the final maturity of such Indebtedness is not prior to the date on which the Notes mature;

          (ix) Hedging Obligations of the Company with respect to any floating rate
Indebtedness that is permitted by the terms of this Indenture to be outstanding;

          (x) Permitted Barbary Coast Expansion Indebtedness of the Company (and any Guarantee thereof by a Subsidiary of the Company that is a Guarantor) incurred after the Orleans Hotel and Casino has become Operating; and

          (xi) bond or surety obligations posted by the Company or any Subsidiary of the Company in order to prevent the loss or material impairment of or to obtain a Gaming License or as otherwise required by an order of any Gaming Authority to the extent required by applicable law and consistent in character and amount with customary industry practice.

     If the Company or any Subsidiary of the Company incurs any Indebtedness that may be secured by a Pari Passu Lien on the Pari Passu Collateral (a "Pari Passu Debt"), upon the request of the Company, the Trustee is authorized to enter into an intercreditor agreement with the holder or holders of such pari passu Indebtedness (the "Pari Passu Debtholder") in substantially the form thereof attached to the 1996 Indenture.

     Section IV.10  Asset Sales.

     (a) The Company shall not, and shall not permit any of its Subsidiaries to consummate an Asset Sale unless (i) no Default or Event of Default exists or is continuing immediately prior to or after giving effect to such Asset Sale; (ii) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity

Interests issued or sold or otherwise disposed of and (iii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that each of (x) the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets, (y) the amount of any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale unless not actually converted into cash within such 90-day period (to the extent of the cash received or receivable pursuant to any such commitment) and (z) an amount equal to the fair market value (evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee) of operating assets to be used or useful in any business in which the Company or any Subsidiary is permitted to engage pursuant to Section 4.13 hereof with respect to which the Trustee has received a first priority fully perfected security interest (subject to Permitted Liens and except to the extent not required pursuant to Section 10.01(c) hereof) will be deemed to be Cash Equivalents for purposes of this provision. For purposes of the following paragraph and clause (iii) of this paragraph, an Event of Loss suffered by the Company or any of its Subsidiaries shall constitute an Asset Sale and the Company will be required to apply the Net Proceeds from such Event of Loss as set forth below.

     (b) Within 270 days after the receipt of any Net Proceeds from an Asset Sale (including Net Proceeds from an Event of Loss, but excluding any Net Proceeds from an Asset Sale of the Barbary Coast pursuant to Section 4.10(e) hereof), the Company or any of its Subsidiaries may (i) apply an amount equal to such Net Proceeds to the making of a capital expenditure or the acquisition of other tangible assets, in each case, that is used or useful in any business in which the Company or the relevant Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof, upon consummation of which the Trustee shall have received a first priority fully perfected security interest (subject to Permitted Liens and except to the extent not required pursuant to Section 10.1(c) hereof) in the property or assets acquired by the Company or its Subsidiaries in connection therewith, (ii) contractually commit to apply such Net Proceeds (within 540 days after the receipt thereof) to the payment of the costs of construction or real property improvements of property used or useful in any business in which the Company or the relevant Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof with respect to which the Trustee shall have received a first priority fully perfected security interest (subject to Permitted Liens and except to the extent not required pursuant to Section 10.1(c) hereof), or (iii) deem such Net Proceeds to have been applied to the extent of any capital expenditure or acquisition made within 90 days preceding the date of the Asset Sale of other tangible assets, in each case, that are used or useful in any business in which the Company or the relevant Subsidiary is permitted to be engaged pursuant to Section 4.13 hereof; provided, however, that
(a) any Net Proceeds from an Asset Sale of the Rancho Road Property may be used by the

Company for general corporate purposes at any time, and (b) if upon consummation of an Asset Sale of all or substantially all of the assets used in the business of the Barbary Coast the Company is required to make a Barbary Coast Offer under the 1996 Indenture, to the extent that a portion of the 50% of the Net Proceeds from such Asset Sale required to be used to make the Barbary Coast Offer remain after making the Barbary Coast Offer pursuant to the 1996 Indenture, such remaining portion of the Net Proceeds shall be used by the Company to make an offer to all Holders of Notes to purchase Notes (the "10 7/8% Barbary Coast Offer") in an amount equal to the maximum principal amount of Notes that may be purchased with such remaining proceeds, at a price in cash equal to 105% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase, in accordance with the procedures set forth in Section 3.10 hereof. Any portion of the Net Proceeds from such Asset Sale remaining after the purchase of Notes pursuant to the 10 7/8% Barbary Coast Offer may be used by the Company for general corporate purposes. Pending the final application (which, for purposes of clause (ii) of the first sentence of this Section 4.10(b) shall be deemed to occur upon payment of such Net Proceeds pursuant to the contractual commitment referred to therein) of any such Net Proceeds (other than Net Proceeds to be applied pursuant to the first proviso contained in the first sentence of this Section 4.10(b)), the Company will invest such Net Proceeds in Cash Equivalents held in an account in which the Trustee shall have a first priority security interest (subject to Permitted Liens) for the benefit of the Holders of Notes and the 1996 Notes and, if the Asset Sale or Event of Loss relates to Pari Passu Collateral, the holders of any Indebtedness secured by such Collateral on a pari passu basis with the Notes. Any Net Proceeds from Asset Sales that are not applied, deemed applied or invested as provided in the first sentence of this Section 4.10(b) (other than Net Proceeds from an Asset Sale of the Rancho Road Property or the balance of the Net Proceeds from a sale of all or substantially all of the assets used in the business of the Barbary Coast not used to repurchase Notes, as contemplated in this Section 4.10(b)) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall (i) make an offer to all Holders of Notes to purchase Notes, and (ii) prepay, purchase or redeem (or make an offer to do so) any other Indebtedness of the Company (including the 1996 Notes) ranking on a parity with the Notes and secured on a pari passu basis by any Pari Passu Collateral from time to time outstanding with provisions requiring the Company to prepay, purchase or redeem such Indebtedness with the proceeds from any asset sales (or offer to do so), pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be prepaid, purchased or redeemed or tendered pursuant to such offer (an "Asset Sale Offer"), in an amount equal to the maximum principal amount of Notes and such other Indebtedness that may be prepaid, purchased or redeemed out of the Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof (or such higher price as may be provided with respect to such other Indebtedness), plus accrued and unpaid interest, if any, thereon to the date of repurchase, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes and such other Indebtedness tendered, prepaid, purchased or redeemed pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and such other Indebtedness surrendered by holders thereof or required to be prepaid, purchased or redeemed exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Asset Sale of any of the Capital Stock of a Subsidiary except pursuant to an Asset Sale of all of the Capital Stock of such Subsidiary.

     (d) For so long as Coast West is a Subsidiary of Coast Resorts and is a Guarantor, Coast Resorts shall be prohibited from selling any Capital Stock of Coast West.

     (e) If, on the twentieth day of the month following the first month in which the Orleans Hotel and Casino has been Operating for 18 months, the Fixed Charge Coverage Ratio of the Company for the Company's most recently ended four full fiscal quarters for which internal financial statements are available is less than 1.5 to 1, the Company shall consummate an Asset Sale of the Barbary Coast within one year thereafter which Asset Sale shall comply with Section 4.10(a) hereof. Upon consummation of such Asset Sale of the Barbary Coast, the Company shall make an offer to all holders of 1996 Notes to purchase 1996 Notes (the "Barbary Coast Mandatory Sale Offer") in an amount equal to the maximum principal amount of 1996 Notes that may be purchased with the Net Proceeds from such Asset Sale at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase, in accordance with the procedures set forth in Section 3.10 of the 1996 Indenture. To the extent that the aggregate amount of 1996 Notes purchased pursuant to the Barbary Coast Mandatory Sale Offer is less than the Net Proceeds from such Asset Sale, the Company shall make an offer to all Holders of Notes to repurchase Notes (the "10 7/8% Barbary Coast Mandatory Sale Offer") in an amount equal to the maximum principal amount of Notes that may be purchased with any remaining Net Proceeds from such Asset Sale remaining after the Barbary Coast Mandatory Sale Offer, at a price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of repurchase, in accordance with the procedures set forth in Section 3.10 hereof. To the extent that the aggregate amount of Notes purchased pursuant to the 10 7/8% Barbary Coast Mandatory Sale Offer is less than the Net Proceeds from such Asset Sale remaining after the Barbary Coast Mandatory Sale Offer, the Company may use any such remaining Net Proceeds for general corporate purposes.

     (f) The Company shall comply with the requirements of Rule l4e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

     Section IV.11  Transactions with Affiliates.

     The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:
(i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person or, if such transaction is not one which by its nature could be obtained from such an unrelated Person, is on fair and reasonable terms and was negotiated in good faith and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of (1) the disinterested members of the Board of Directors of the Company and (2) the Independent Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $7.5 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing; provided that (w) any employment or related agreement or arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business on terms customary in the hotel-casino industry, (x) transactions between or among the Company and/or its Subsidiaries, (y) transactions permitted by Section 4.07 hereof, and (z) customary directors' fees and indemnities, in each case, shall not be deemed Affiliate Transactions.

     Section IV.12  Liens.

     The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

     Section IV.13  Line of Business.

     The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the gaming and hotel businesses and such business activities as are incidental or related thereto.

     Section IV.14  Corporate Existence.

     Subject to Article 5, Article 11 and Section 4.10 hereof, as the case may be, the Company and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, any such Guarantor or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company, the Guarantor and their respective Subsidiaries; provided, however, that the Company and the Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, the Guarantor and their Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

     Section IV.15  Change of Control.

     Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment").

     Within 20 days following any Change of Control, the Company shall mail (or cause the Trustee to mail) a notice to each Holder stating:

     (a) that the Change of Control Offer is being made pursuant to this Section
4.15 and that all Notes tendered shall be accepted for payment;

     (b) the purchase price and the purchase date, which shall be no later than 30 Business Days from the date such notice is mailed (the "Change of Control Payment Date");

     (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Company defaults in making the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (e) that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

     (f) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the second Business Day preceding the Change of

Control Payment Date;

     (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the close of business on the Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

     (h) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward) and any other information that would be material to a decision as to whether to tender a Note pursuant to the Change of Control Offer.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Section IV.16 Limitation on Issuances and Sales of Capital Stock of Wholly Owned Subsidiaries.

     The Company (i) shall not, and shall not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with

Section 4.10 hereof, and (ii) shall not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

     Section IV.17  Subsidiary Guarantees.

     If (i) the Company or any of its Subsidiaries shall, after the date of this Indenture, transfer or cause to be transferred, in one or a series of transactions (whether or not related), any assets, businesses, divisions, real property or equipment having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $250,000 to any Subsidiary that is not a Guarantor, or if the Company or any of its Subsidiaries shall acquire another Subsidiary having total assets with an aggregate fair market value (as determined in good faith by the Board of Directors of the Company) in excess of $250,000, or (ii) the Company elects to cause any Subsidiary of the Company that is not a Guarantor to become a Guarantor, then such transferee or Subsidiary shall execute a supplemental indenture in form and substance substantially satisfactory to Trustee, providing for the Guarantee of the Obligations under the Notes, this Indenture and the Security Documents on the terms set forth therein, and deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such supplemental indenture and supplemental Security Documents, if any, have been duly executed and delivered and are the valid, binding and enforceable Obligations of such Subsidiary; provided, however, that the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the assets of Subsidiaries of the Company that is not a Guarantor shall not at any time exceed $1.0 million.

     Section IV.18  Maintenance of Insurance.

     On the date of this Indenture, and at all times hereafter, the Company and each of its Subsidiaries shall have in effect customary comprehensive general liability, property and casualty and business interruption insurance, in each case on such terms and in such amounts as are customarily carried by similar businesses and in any event which are no less favorable to the Company and its Subsidiaries than those in effect on the date of this Indenture.

     Section IV.19  Limitation on Status as Investment Company.

     None of the Company or any of its Subsidiaries shall become subject to registration as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act of 1940.

     Section IV.20  Further Assurances.

     The Company shall (and shall cause each of its Subsidiaries to) execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statement, notices of assignment, transfers, certificates, assurances and other instruments as may be required from time to time in order
(i) to carry out more effectively the purposes of the Security Documents, (ii) to subject to the Liens created by any of the Security Documents any of the properties, rights or interests required to be encumbered thereby, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or nor or hereafter intended by the parties thereto to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Security Documents or under any other instrument executed in connection therewith.

     Section IV.21  Limitations on Activities of Coast West.

     Prior to Coast West becoming a Wholly Owned Subsidiary of the Company, the Guarantor shall cause Coast West to make all Coast West Lease Payments on a timely basis and shall cause Coast West not to conduct any business or investment activities whatsoever (including without limitation, issuing any Equity Interests, making any Investments, incurring any Indebtedness or making any payments or taking any actions which, if made or taken by the Company, would constitute Restricted Payments) other than (a) to be the tenant under the Coast West Lease and to do all things necessary or incident thereto, including without limitation, making the Coast West Lease Payments and to do or cause to be done all things necessary to protect the property subject to the Coast West Lease and to preserve its rights therein, (b) to issue and pay the promissory notes, if any, described in clause (vi) of the definition of "Permitted Investments," (c) activities related to the planning and future development of the Sundance, including without limitation (1) the conduct of feasibility, engineering, environmental and other studies relating to the Sundance and (2) the negotiation of licenses, permits, financing commitments, architect's, construction and other contracts and other documents and matters relating to the development, planning and construction of the Sundance, (d) to be a Guarantor (as defined in the 1996 Indenture) of the 1996 Notes pursuant to the 1996 Indenture and to do all things necessary thereto, including without limitation to comply with its obligations under the Security Documents (as defined in the 1996 Indenture) and (e) activities incidental or related to any of the foregoing, including without limitation (1) the payment of taxes, wages, fees and accounts payable, (2) the receipt of funds from Coast Resorts in the form of capital contributions, (3) the investment of funds in Cash Equivalents pending application to any of the foregoing, and (4) the preparation of financial statements and other reports.

     Section IV.22  No Amendment to Subordination Provisions.

     Without the consent of each Holder of Notes outstanding, the Company shall not amend, modify or alter the Subordinated Notes in any way that shall (i) increase the rate of or change the time for payment of interest on any Subordinated Notes, (ii) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Subordinated Notes, (iii) alter the prepayment provisions or add provisions requiring the Company to redeem or offer to purchase such Subordinated Notes or
(iv) amend the provisions of the third paragraph of the Subordinated Notes (which relates to subordination) or the provisions of the Subordination Agreements by and between Gold Coast Partnership and each holder of Subordinated Notes.

     Section IV.23  Limitations on Use of Proceeds.

     The Company shall cause the net proceeds from the sale of the Notes to be used for working capital purposes.

     Section IV.24  Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to (i) any holder of any 1996 Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the 1996 Indenture or the 1996 Notes, or (ii) any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless any such consideration paid or caused to be paid pursuant to clauses (i) or (ii) above is offered to be paid or agreed to be paid to all Holders of the Notes.

                                   ARTICLE V.
                                   SUCCESSORS

     Section V.1  Merger, Consolidation or Sale of Assets.

     The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Security Documents pursuant to a supplemental indenture or other documents or instruments in a form reasonably satisfactory to the Trustee; (iii) immediately prior to or after such transaction no Default or Event of Default exists; and (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (i) of the first paragraph of Section 4.09 hereof.

     Section V.2  Successor Corporation Substituted.

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that
(i) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, subject to customary assumptions and exclusions, stating that the proposed transaction complies with this Indenture and (ii) such successor Person shall have been issued, or have a consolidated Subsidiary that has been issued, Gaming Licenses to operate the acquired casino operations and entities substantially in the manner and scope operated prior to such transaction, which Gaming Licenses are in full force and effect; provided further, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section
5.1 hereof.

                                  ARTICLE VI.
                             DEFAULTS AND REMEDIES

     Section VI.1  Event of Default.

     An Event of Default occurs if:

          (i) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

          (ii) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

          (iii) the Company fails to comply with any of the provisions of Sections 4.7, 4.9, 4.10, 4.12, 4.15 or 4.23 or 5.1 hereof;

          (iv) the Company fails to comply with any of its other agreements or covenants in, or provisions of, this Indenture or the Notes for the period and after the notice specified below;

          (v) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure, to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (vi) except as permitted herein, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee;

          (vii) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such judgments exceeds $5.0 million;

          (viii) the Company or any Guarantor breaches any material representation or warranty set forth in the Security Documents, or, subject to the grace periods set forth in the applicable Security Documents, the Company or any Guarantor defaults in the performance of any covenant set forth in the Security Documents and, if no grace periods are set forth therein, 45 days (minus one day for every day the Company knowingly fails to give any notice required pursuant to Section 4.4(c) hereof with respect to such default) shall have expired from the date that the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes shall have given notice thereof to the Company or the relevant Guarantor or the Company or any Guarantor repudiates its obligations under the Security Documents or the Security Documents become unenforceable against the Company or any Guarantor for any reason except pursuant to Section 10.3 hereof;

          (ix) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is not paying its debts as they become due; or

          (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

               (C) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

     and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (xi) there is any revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations at any of the Gold Coast, Barbary Coast or Orleans Hotel and Casino (following its commencement of operations) for a period of more than 90 consecutive days.

     A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 45 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     Section VI.2  Acceleration.

     (a) If any Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.1 hereof with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), occurs and is continuing, the Trustee or the Holders of at least 40% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all of the Notes to be due and payable immediately. Upon any such declaration, the principal, premium, if any, interest and any other monetary obligations on the Notes shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (ix) or (x) of Section 6.1 hereof occurs with respect to the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company, the principal, premium, if any, interest any other monetary obligations on all of the outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     (b) Notwithstanding paragraph (a) of this Section 6.2, the Trustee shall have no obligation to accelerate the Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Notes.

     Section VI.3  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     Section VI.4  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding

Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section VI.5  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including the exercise of any remedy under the Security Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

     Section VI.6  Limitation on Suits.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only

          (i) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;

          (ii) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (iii) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request; provided, however, that the foregoing provision does not effect the right of a Holder to sue for enforcement of any overdue payment thereon.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     Section VI.7  Rights of Holders of Notes to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section VI.8  Collection Suit by Trustee.

     If an Event of Default specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     Section VI.9  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantor), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section VI.10  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

     First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

     Section VI.11  Undertaking For Costs.

     In any suit for the enforcement of any, right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

     Section VI.12  Management of Casinos.

     Notwithstanding any provision of this Article 6 to the contrary, following an Event of Default that permits the taking of possession of any Casino that constitutes Collateral by the Trustee or the appointment of a receiver of either the Collateral or any part thereof pursuant to the Deed of Trust, or after such taking of possession or such appointment, the Trustee or any such receiver shall be authorized, in addition to the rights and powers of the Trustee and such receiver set forth elsewhere in this Indenture and the Security Documents, to retain one or more experienced operators of Casinos to manage such Casino on behalf of the Holders of Notes; provided, however, that any such operator shall have all necessary legal qualifications, including all Gaming Licenses to manage such Casino.

     Section VI.13  Intercreditor Agreement.

     Notwithstanding anything herein to the contrary, all rights and remedies of the Holders of the Notes under this Article VI (including the application of proceeds pursuant to Section 6.10) are expressly subject to the terms and conditions of the Intercreditor Agreement with the trustee for the holders of the 1996 Notes, which shall be substantially in the form of Exhibit B-1 (the "1996 Note Intercreditor Agreement"), as well as any other Intercreditor Agreement that may be entered into after the date hereof.

                                  ARTICLE VII.
                                    TRUSTEE

     Section VII.1  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care, and skill in its exercise, as of a prudent person, would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Security Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section 7.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or the Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article Four hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to clause (i) or (ii) of Section 6.1 hereof or (ii) any Default of Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

     Section VII.2  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in-reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     Section VII.3  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

     Section VII.4  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section VII.5  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mad to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     Section VII.6  Reports by Trustee to Holders of the Notes.

     (a) Subject to Section 1.5, to the extent required by the TIA, on each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

     (b) Subject to Section 1.5, to the extent required by the TIA, a copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA (S) 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     (c) At the expense of the Company, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record holders of the Notes to any Gaming Authority when requested to do so by the Company.

     (d) At the express direction of the Company and at the Company's expense, the Trustee shall provide any Gaming Authority with:

          (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

          (ii) a list of all of the Holders promptly after the original issuance of the Notes and periodically thereafter if the Company so directs;

          (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

          (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;

          (v) notice of any transfer or assignment of rights under this Indenture or the Note Guarantees known to the Trustee within five Business Days thereof; and

          (vi) a copy of any amendment to the Notes or this Indenture within five Business Days of the effectiveness thereof;

     (e) To the extent requested by the Company and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with the information and documentation requested and as otherwise required by applicable law.

     Section VII.7  Compensation and Indemnity.

     (a) The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     (b) The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     (c) The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

     (d) To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(ix) or (x) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     (f) The Trustee shall comply with the provisions of TIA (S) 313(b)(2) to the extent applicable.

     Section VII.8  Replacement of Trustee.

     (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment and taking of office as provided in this Section 7.8.

     (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Custodian or public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

     (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall. promptly appoint a successor Trustee. For up to one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     (d) If any Gaming Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company unless the Trustee declines to do so, or, if the Trustee's relationship with either the Company or the Guarantor may, in the Company's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section
7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (g) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     Section VII.9  Successor Trustee by Merger, Etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation shall be otherwise eligible and qualified under this Article.

     Section VII.10 Eligibility; Disqualification.

     (a) There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     (b) Subject to Section 1.5, (i) this Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5), and (ii) the Trustee is subject to TIA (S) 310(b).

     Section VII.11 Preferential Collection of Claims Made Against Company.

     Subject to Section 1.5, (i) the Trustee is subject to TIA (S) 311 (a), excluding any creditor relationship listed in TIA (S) 311 (b), and (ii) a Trustee who has resigned or been removed shall be subject to TIA (S) 311 (a) to the extent indicated therein.

                                 ARTICLE VIII.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Section VIII.1 Legal Defeasance or Covenant Defeasance.

     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this
Article 8.

     Section VIII.2 Legal Defeasance and Discharge.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from their respective obligations with respect to all outstanding Notes and any Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (i) and
(ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely out of the trust fund described in Section 8.4 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and interest on such Notes when such payments are due, (ii) the Company's and any Guarantor's obligations with respect to the Notes under Article 2 and Section
4.2 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's obligations in connection therewith and
(iv) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

     Section VIII.3 Covenant Defeasance.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from their obligations under the covenants contained in Sections 4.3(a), 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21,
4.22, 4.23, 4.24, and Article 5 hereof with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders of the Notes (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this
Section 8.3, subject to the satisfaction of the conditions set forth in Section
8.4 hereof, clauses (iii), (iv) (v), (vii), (viii), (xi) and (xii) of Section
6.1 hereof shall not constitute Events of Default.

     Section VIII.4 Conditions to Legal or Covenant Defeasance.

     (a) The following shall be the conditions to the application of either
Section 8.2 or 8.3 hereof to the outstanding Notes:

          (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, due on the outstanding Notes on the stated date for the payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date.

          (ii) in the case of an election under Section 8.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm, that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of an election under Section 8.3 hereof, the Company shall. have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes pursuant to this
     Article 8 concurrently with such incurrence) or insofar as Sections 6.1(ix) or 6.1(x) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (vi) the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     Section VIII.5 Deposited Money and government Securities to be Held in Trust; Other Miscellaneous Provisions.

     (a) Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Trustee") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     (c) Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section VIII.6 Repayment to Company.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

     Section VIII.7 Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 2.2 through 2.7, 4.1, 4.6, 7.7, 7.8, 8.6 and 8.8 hereof, the Guarantor's obligations under Sections 4.6 and 11.1 and the Trustee's and the Paying Agents obligations under Section 8.8 shall survive until the Notes are no longer outstanding, after which only such obligations under Sections 7.7, 8.6 and 8.8 shall survive) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

     (a)  either

          (i) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 or 2.7 hereof and (B) Notes for whose payment money has theretofore been deposited with the Trustee, as provided in Section 4.1) have been delivered to the Trustee for cancellation; or

          (ii) all such Notes not theretofore delivered to the Trustee for cancellation

               (A)  have become due and payable, or

               (B) will become due and payable at their final maturity within 45 days, or

               (C) are to be called for redemption within 45 days under arrangements satisfactory to the Trustee for the giving of notice or redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (ii)(A), (ii)(B) or (ii)(C) above, has deposited or caused to be deposited with the Trustee in trust for such purpose, together with a statement by the Company that such deposit is irrevocable, an amount of such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the final maturity or redemption date, as the case may be;

     (b) the Company and the Guarantor has paid or caused to be paid all other sums payable hereunder by it;

     (c) the Company and the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

     (d) the Company and each Guarantor has complied with Section 314(c) of the Trust Indenture Act in connection with such satisfaction and discharge.

     Section VIII.8 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or noncallable Government Securities in accordance with Section 8.2, 8.3 or 8.7 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor obligations under this Indenture and the Notes and Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.7 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.7 hereof, as the case may be; provided, however, that, if the Company and the Guarantor make any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company and the Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

     Section VIII.9 Collateral.

     Upon the Company's exercise under Section 8.1 hereof of the option applicable to either Section 8.2 or 8.3 or the satisfaction and discharge of this Indenture under Section 8.7 hereof, the Collateral, except the funds in the trust fund described in Section 8.4 or 8.7, as applicable, hereof, shall be released pursuant to Section 10.3 hereof.

                                  ARTICLE IX.
                        AMENDMENT, SUPPLEMENT AND WAIVER

     Section IX.1  Without Consent of Holders of Notes.

     (a) Notwithstanding Section 9.2 hereof, without the consent of any Holder of Notes, the Company and the Trustee together may amend or supplement this Indenture, the Notes, the Note Guarantees or the Security Documents:

          (i) to cure any ambiguity, defect or inconsistency;

          (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article 5 or Article 11 hereof, as the case may be;

          (iv) to make any change that would provide any additional rights or benefits to the Holders of the Notes (including providing for additional Note Guarantees pursuant to this Indenture) or that does not adversely affect the legal rights hereunder of any such Holder of Notes;

          (v) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (vi) to make any change to any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, if and to the extent the same change is made to the corresponding provision of the 1996 Indenture or the 1996 Notes, or the Note Guarantees (as defined in the 1996 Indenture) or Security Documents (as defined in the 1996 Indenture); or

          (vii) to enter into additional or supplemental Security Documents.

     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and the Guarantor authorizing the execution of any such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents, and upon receipt by the Trustee of the documents described in Section
7.2 hereof, the Trustee shall join with the Company and the Guarantor in the execution of any amended or supplemental Indenture, Notes, Note Guarantees or Security Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section IX.2  With Consent of Holders of Notes.

     (a) Except as provided below in this Section 9.2 or elsewhere in this Indenture, the Company and the Trustee may amend or supplement this Indenture (including Sections 3.10, 4.10 and 4.15 hereof) the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

     (b) Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and the Guarantor authorizing the execution of any such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Guarantor in the execution of such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents, unless such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents affects the Trustee's own rights, duties or immunities under this Indenture, the Notes, the Note Guarantees, the Security Documents or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents.

     (c) It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (d) After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture, Notes, Note Guarantees or Security Documents or waiver.

     (e) Notwithstanding any other provision of this Section 9.2, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder of Notes):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (other than Sections 3.10, 4.10 and 4.15 hereof);

          (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of, premium or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

          (vii) waive a redemption payment with respect to any Note (other than payments required by Sections 4.10 and 4.15 hereof);

          (viii) release all or substantially all of the Collateral from the Lien of this Indenture or the Security Documents (except in accordance with Article 10 hereof or the Security Documents); or

          (ix) make any change in Section 6.4 or Section 6.7 hereof or in the foregoing amendment and waiver provisions.

     Section IX.3  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture, the Notes, the Note Guarantees and the Security Documents shall be set forth in an amended or supplemental Indenture, Note, Note Guarantee or Security Document that complies with the TIA as then in effect, if applicable. This Indenture shall be construed to comply in every respect with the TIA.

     Section IX.4  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     Section IX.5  Notation on or Exchange of Notes.

     (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Note Guarantee duly endorsed by the Guarantor) that reflect the amendment, supplement or waiver.

     (b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section IX.6  Trustee to Sign Amendments, Etc.

     The Trustee shall sign any amended or supplemental Indenture, Note, Note Guarantee or Security Document, if necessary, authorized pursuant to this
Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company or any Guarantor may not sign an amended or supplemental Indenture, Note, Note Guarantee or Security Document until its Board of Directors approves it. In executing any amended or supplemental indenture, Note, Note Guarantee or Collateral Document, if necessary, the Trustee shall be entitled to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture, Note, Note Guarantee or Security Document is authorized or permitted by this Indenture and that all conditions precedent have been complied with.

                                   ARTICLE X.
                            COLLATERAL AND SECURITY

     Section X.1  Security.

     (a) The due and punctual payment of the principal of, premium and interest on all of the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and (to the extent permitted by law) interest on the Notes and performance of all other obligations of the Company and the Guarantor to the Holders of Notes or the Trustee under this Indenture and the Notes and the Note Guarantees, according to the terms hereunder or thereunder, shall be ratably secured by a Lien on the Collateral owned by the Company and each Note Guarantee similarly shall be secured as provided in the Security Documents that the Company and the Guarantor have entered into simultaneously with the execution of this Indenture for the benefit of the Holders of Notes.

     (b) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company and the Guarantor shall deliver to the Trustee copies of all documents executed pursuant to this Indenture and the Security Documents and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents to assure and confirm to the Trustee the security interest in the Collateral and Guarantee Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and the Note Guarantees secured hereby, according to the intent and purposes herein expressed.

     (c) The Company shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Obligations of the Company or the Guarantor hereunder, valid and enforceable perfected first priority Liens in and on all the Collateral in favor of the Trustee for the benefit of the Holders, subject to Permitted Liens. Notwithstanding the foregoing or anything to the contrary in the Security Documents, nothing in this Indenture or the Security Documents shall require the Company or Guarantor to do (or cause to be done) any of the following: (i) create or perfect Liens in any of the "Excluded Assets," as defined in any of the Security Documents, or any other assets otherwise excluded from the Collateral pursuant to the terms of the Security Documents, or (ii) perfect Liens in any of the following: (A) any personal property a security interest in which must be perfected by the delivery thereof to the Trustee, if delivery thereof is not required by the Security Agreement, (B) any automobiles or other assets subject to a certificate of title or registration, except as required by the Security Documents and (C) any deposit accounts.

     (d) The Net Proceeds of all Asset Sales (including all Events of Loss) of assets constituting Collateral, as well as Excess Proceeds, shall be promptly and without any commingling deposited with the 1996 Notes Trustee subject to a Lien in favor of the Trustee for the benefit of the Holders of the Notes unless and until applied as permitted under Section 4.10 hereof. The Trustee shall release its Lien on any Excess Proceeds, that remain after making an offer to purchase the Notes in compliance with Section 4.10 hereof. Amounts so paid to the Trustee shall be invested or released in accordance with the provisions of this Indenture.

     (e) The Trustee may appoint one or more collateral agents, who may be delegated any one or more of the duties or rights of the Trustee under the Security Documents or that are specified in any of the Security Documents.

     Section X.2  Recording and Opinions.

     (a) The Company and the Guarantor shall cause the applicable Security Documents including the Deed of Trust and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed and/or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Trustee in order fully to preserve and protect (i) the Liens securing the obligations under the Notes and the Note Guarantees pursuant to the Security Documents and (ii) the Lien of the Guarantor securing (for the benefit of the Holders of Notes) the Notes and the Note Guarantees and to effectuate and preserve the security of the Holders of Notes and all rights of the Trustee.

     (b) To the extent required by the TIA and subject to Section 1.5, the Company, the Guarantor and any other obligor shall furnish to the Trustee:

          (i) promptly after the execution and delivery of this Indenture, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel in the United States either (i) stating that in the opinion of such counsel, this Indenture, the Deed of Trust and other applicable Security Documents and all other instruments of further assurance or amendment have been properly recorded, registered and filed to the extent necessary to make effective the Lien intended to be created by such Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, as to such Security Documents and such other instruments such recording, registering and filing are the only recordings, registerings and filings necessary to give notice thereof and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the Liens intended to be created by the Security Documents, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any other Lien created under any of the Security Documents effective as intended by such Security Documents; and

          (ii) On January 30, in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (A) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Documents until the next Opinion of Counsel is required to be rendered pursuant to this paragraph and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to perfect the Liens intended to be created by the Security Documents or (B) stating that in the opinion of such counsel, no such action is necessary to maintain such Lien, until the next Opinion of Counsel is required to be rendered pursuant to this paragraph.

     (c) Subject to Section 1.5, the Company shall furnish to the Trustee the certificates or opinions, as the case may be, required by TIA (S) 314(d). Such certificates or opinions shall be subject to the terms of TIA (S) 314(e).

     Section X.3  Release of Collateral, Etc.

     (a) Subject to paragraphs (b), (c) and (d) of this Section 10.3, Collateral may be released from the Lien and security interest created by this Indenture and the Security Documents at any time or from time to time upon the request of the Company pursuant to an Officers' Certificate certifying that all terms for release and conditions precedent hereunder and under any applicable Security Document have been met and specifying (i) the identity of the Collateral to be released and (ii) the provision of this Indenture or the Security Document that authorizes such release. The Trustee shall release (at the sole cost and expense of the Company) (i) the Capital Stock of Coast West and the assets of Coast West (including the Coast West Lease) in the event that Coast Resorts or Coast West elects to effect such a release and repays to the Company in cash the aggregate amount of any Indebtedness owed to the Company by Coast West as of the date of such release, (ii) Equipment included in clause (iv) of the definition of Excluded Assets set forth in the Security Agreement and the Rancho Road Property in the event that the Company elects to effect such a release in connection with the incurrence of additional Indebtedness secured by such assets in accordance with the provisions of this Indenture; including, without limitation, the requirement that the net proceeds from such transaction, if any, are or will be applied in accordance with this Indenture and that no Default or Event of Default has occurred and is continuing or would occur immediately following such release; (iii) Collateral that is condemned, seized or taken by the power of eminent domain or otherwise confiscated pursuant to an Event of Loss; provided that the Net Proceeds, if any, from such Event of Loss are or will be applied in accordance with Section 4.10 hereof; (iv) Collateral that may be released with the consent of Holders pursuant to Article 9 hereof; (v) all Collateral (except as provided in Article 8 hereof and, in particular, the funds in the trust fund described in Section 8.4 or 8.7 hereof) upon discharge or defeasance of this Indenture in accordance with Article 8 hereof; (vi) all Collateral upon the payment in full of all obligations of the Company with respect to the Notes; (vii) the assets and Capital Stock and related Collateral of a Guarantor whose Note Guarantee is released pursuant to Section 11.5 hereof;
(viii) Collateral that is being sold, leased, conveyed or otherwise disposed of, provided the Net Proceeds, if any, from such disposition are applied in accordance with Section 4.10, to the extent required thereby; and (ix) in connection with the transfer of the Capital Stock of Coast West from Coast Resorts to the Company, the Capital Stock of Coast West and the certificates representing such Capital Stock registered in the name of Coast Resorts upon delivery to the Trustee of certificates representing such Capital Stock registered in the name of the Company. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

     (b) No Collateral shall be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless there shall have been delivered to the Trustee the certificate required by this Section 10.3.

     (c) The Trustee may release Collateral from the Lien and security interest created by this Indenture and the Security Documents upon the sale or disposition of Collateral pursuant to the Trustee's powers, rights and duties with respect to remedies provided under any of the Security Documents.

     (d) The release of any Collateral from the terms of this Indenture and the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof. To the extent applicable, the Company shall cause TIA (S) 313(b), relating to reports, and TIA (S) 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents to be complied with. Any certificate or opinion required by TIA (S) 314(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

     Section X.4  Protection of the Trust Estate.

     Upon the prior written notice to the Company and the Guarantor, the Trustee shall have the power (i) to institute and maintain such suits and proceedings as it may deem expedient, to prevent any impairment of the Collateral under any of the Security Documents; and (ii) to enforce the obligations of the Company, the Guarantor or any Subsidiary under this Indenture or the Security Documents, to institute and maintain such suits and proceedings as may be expedient to prevent any impairment of the Collateral under the Security Documents; including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Holders of Notes or the Trustee, to the extent permitted thereunder.

     Section X.5  Certificates of the Company.

     Subject to Section 1.5, the Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Documents (i) all documents required by TIA (S) 314(d) and (ii) an Opinion of Counsel in the United States, to the effect that, such accompanying documents constitute all documents required by TIA (S) 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

     Section X.6  Certificates of the Trustee.

     Subject to Section 1.5, in the event that the Company wishes to release Collateral in accordance with the Security Documents and has delivered the certificates and documents required by the Security Documents and Sections 10.3 and 10.4 hereof, the Trustee shall determine whether it has received all documentation required by TIA (S) 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to clause (ii) of Section 10.05 hereof, shall deliver a certificate to the Company setting forth such determination.

     Section X.7 Authorization of Actions to be Taken by the Trustee Under The Security Documents.

     Subject to the provisions of Sections 7.1 and 7.2 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

     Section X.8 Authorization of Receipt of Funds by The Trustee Under The Security / Documents.

     (a) Upon an Event of Default and so long as such Event of Default continues, the Trustee may exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the Security Documents or otherwise available to it, all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law, and the Trustee may also upon obtaining possession of the Collateral as set forth herein, without notice to the Company, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Company acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such a sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash that is Collateral held by the Trustee and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied (unless otherwise provided for in the Security Documents and after payment of any and all amounts payable to the Trustee pursuant to the Indenture), as the Trustee shall determine or as the Holders of the Notes shall direct pursuant to Section
6.5 hereof, (i) against the obligations for the ratable benefit of the Holders of the Notes, (ii) to maintain, repair or otherwise protect the Collateral or
(iii) to take such other action to protect the other rights of the Holders of the Notes or to take any other appropriate action or remedy for the benefit of the Holders of the Notes. Any surplus of such cash or cash proceeds held by the Trustee and remaining after payment in full of all the obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive such surplus or as a court of competent jurisdiction may direct.

     Section X.9  Termination of Security Interest.

     Without limiting Section 10.3, upon the payment in full of all Obligations of the Company under this Indenture and the Notes, or upon Legal Defeasance or Covenant Defeasance, the Trustee shall, at the request of the Company, deliver a certificate to the Trustee stating that such Obligations have been paid in full, and instruct the Trustee to release the Liens pursuant to this Indenture and the Security Documents.

     Section X.10  Cooperation of Trustee.

     In the event the Company or the Guarantor pledges or grants a security interest in additional Collateral, the Trustee shall cooperate with the Company or such Guarantor in reasonably and promptly agreeing to the form of, and executing as required, any instruments or documents necessary to make effective the security interest in the Collateral to be so substituted or pledged. To the extent practicable, the terms of any security agreement or other instrument or document necessitated by any such substitution or pledge shall be comparable to the provisions of the existing Security Documents. Subject to, and in accordance with the requirements of this Article 10 and the terms of the Security Documents, in the event that the Company or any Guarantor engages in any transaction pursuant to Section 10.3 hereof, the Trustee shall cooperate with the Company or such Guarantor in order to facilitate such transaction in accordance with any reasonable time schedule proposed by the Company, including by delivering and releasing the Collateral in a prompt and reasonable manner.

     Section X.11  Collateral Agent.

     The Trustee may, from time to time, appoint one or more Collateral Agents hereunder. Each of such Collateral Agents may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Security Documents or that are specified in any Security Documents, including without limitation, the right to hold any Collateral in the name of, registered to, or in the physical possession of, such Collateral Agent, for the rateable benefit of the Holders of the Notes. Each such Collateral Agent shall have such rights and duties as may be specified in an agreement between the Trustee and such Collateral Agent. The Trustee and any Collateral Agent shall be authorized hereunder to give any acknowledgment reasonably requested by any party under the Intercreditor Agreement to confirm the rights and obligations of the parties under the Intercreditor Agreement.

                                  ARTICLE XI.
                                NOTE GUARANTEES

     Section XI.1  Note Guarantees.

     (a) Each of the Guarantors, jointly and severally, hereby unconditionally guarantees, on a senior secured basis (such guarantee being a "Note Guarantee"), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest on the Notes shall be paid in full when due, whether at the maturity or interest payment or mandatory redemption date, by acceleration, call for redemption or otherwise, and interest on the overdue principal, premium and (to the extent permitted by law) interest, if any, of the Notes and all other Obligations of the Company to the Holders or the Trustee under this Indenture or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other Obligation of the Company to the Holders, for whatever reason, Guarantor shall be jointly and severally obligated to pay, or to perform or to cause the performance of, the same immediately, whether or not such failure to pay or perform has become an Event of Default that could cause acceleration pursuant to Section 6.2 hereof. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Note Guarantee, and shall entitle the Holders of Notes to accelerate the Obligations of each Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company.

     (b) Each Guarantor hereby agrees that its obligations with regard to each Note Guarantee shall be unconditional, irrespective of the validity or enforceability of the Notes or this

Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of Notes with respect to any provision hereof or thereof, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor, to the extent permitted by law, hereby waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any Benefitted Party's power before proceeding against such Guarantor; (ii) the defense of the statute of limitations in any action hereunder or in any action for the collection of any Indebtedness or the performance of any obligation hereby guaranteed; (iii) any defense that may arise by reason of the incapacity, lack Of authority, death or disability of any other Person or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person; (iv) diligence, presentment, demand, protest and notice of any kind including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of such Guarantor, the Company, any Benefitted Party, any creditor of such Guarantor, the Company or on the part of any other Person whomsoever in connection with any Indebtedness or Obligations hereby guaranteed; (v) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against such Guarantor for reimbursement;
(vi) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (vii) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code; or (viii) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code. Each Guarantor hereby covenants that its Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or as otherwise expressly provided herein.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, the applicable Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

     (d) Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note

Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company or any other obligor on the Notes of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of those obligations as provided in Article 6 hereof, those obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of this Note Guarantee.

     Section XI.2  Execution and Delivery of Note Guarantee.

     To evidence the Note Guarantees set forth in Section 11.1 hereof, each Guarantor agrees that a notation of the Note Guarantees substantially in the form included in Exhibit C shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Guarantor, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

     Each Guarantor agrees that the Note Guarantees set forth in this Article 11 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Note Guarantees.

     If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Note Guarantees are endorsed, the Note Guarantees shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture, on behalf of the Guarantors.

     Section XI.3  Limitation of Guarantor's Liability.

     Each Guarantor, and by its acceptance hereof, each Holder, hereby confirms that it is its intention that the Note Guarantee by such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantees. To effectuate the foregoing intention, each such Holder hereby irrevocably agrees that the obligation of such Guarantor under the Note Guarantees under this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent conveyance. Each beneficiary under the Note Guarantees, by accepting the benefits hereof, confirms its intention that, in the event of a bankruptcy, reorganization or other similar proceeding of the Company or any Guarantor in which concurrent claims are made upon any Guarantor hereunder, to the extent such claims will not be fully satisfied, each such claimant with a valid claim against the Company shall be entitled to a ratable share of all payments by such Guarantor in respect of such concurrent claims.

     Section XI.4  Guarantor May Consolidate, Etc., on Certain Terms.

     (a) Except as set forth in Article 4 or 5 hereof, no Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of Section 11.5 hereof the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes, pursuant to a supplemental indenture and appropriate Security Documents in form and substance reasonably satisfactory to the Trustee, all the Obligations of such Guarantor under the Notes, the Indenture and the Security Documents; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, (A) would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (B) except with respect to consolidations or mergers between Guarantors, would have a Fixed Charge Coverage Ratio (immediately after giving effect to such transaction) no lower than the Fixed Charge Coverage Ratio of such Guarantor immediately preceding the transaction; and (iv) such transaction will not result in the loss or suspension or material impairment of any material Gaming License. Such successor corporation thereupon may cause to be signed the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. The Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though the Note Guarantees had been issued at the date of the execution hereof.

     (b) The Trustee, subject to the provisions of Section 11.5 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section
11.4. Such certificate and opinion shall comply with the provisions of Section 12.5.

     Section XI.5  Releases of Note Guarantees.

     In the event of a sale or other disposition of any Guarantor, by way of merger or consolidation, or a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) shall be released and relieved of any Obligations under its Note Guarantee; provided that (i) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Note Guarantee. Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11. Nothing herein shall relieve the Company from its obligations to apply the proceeds of an Asset Sale as provided in Section 4.10 hereof.

     Section XI.6  "Trustee" to Include Paying Agent.

     In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 11 in place of the Trustee.

                                  ARTICLE XII.
                                 MISCELLANEOUS

     Section XII.1  Trust Indenture Act Controls.

     Subject to Section 1.5, if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

     Section XII.2  Notice.

     (a) Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company or the Guarantor:

               Coast Hotels and Casinos, Inc.
               4500 West Tropicana Avenue
               Las Vegas, Nevada  89103
               Telecopier No.: (702) 365-7566
               Attention: Corporate Secretary

          With a copy to:

               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, CA  90071
               Telecopier No.: (213) 229-7520
               Attention: Karen Bertero

               and

               Leavitt, Sully & Rivers
               601 East Bridger Avenue
               Las Vegas, NV  89101
               Telecopier No.: (702) 382-2892
               Attention: Michael Leavitt

          If to the Trustee:

               Firstar Bank of Minnesota, N.A.
               101 East Fifth Street
               St. Paul, Minnesota  55101
               Telecopier No.: (612) 229-6415
               Attention: Corporate Trust Department

     (b) The Company, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     (c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.

     (d) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Subject to Section 1.5, any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     (f) If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Section XII.3  Communication by Holders of Notes with Other Holders of
Notes.

     Subject to Section 1.5, Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Subject to Section 1.5, the Company, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

     Section XII.4  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     Section XII.5  Statements Required in Certificate or Opinion.

     Subject to Section 1.5, each Certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section XII.6  Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     Section XII.7 No Personal Liability of Directors, Officers, Employees and Shareholders.

     No director, officer, employee, incorporator or shareholder of the Company, any Subsidiary of the Company or any Guarantor, as such, shall have any liability for any Obligations of the Company, any Subsidiary of the Company or any Guarantor under the Notes, any Note Guarantee, this Indenture, the Security Documents, as applicable, or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

     Section XII.8  Governing Law.

     THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.

     Section XII.9  No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section XII.10 Successors.

     All agreements of the Company and the Guarantor in this Indenture, the Notes and the Note Guarantees, as applicable, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section XII.11 Severability.

     In case any provision in this Indenture, in the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section XII.12 Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section XII.13 Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


Signature pages follow

                                   SIGNATURES


Dated as of November 21, 1997       COAST HOTELS AND CASINOS, INC.



                              By:      /s/  Michael  J. Gaughan
                                     -------------------------------------
                                    Name:  Michael J. Gaughan
                                    Title: Chief Executive Officer

Attest:


   /s/  Gage Parrish
 ----------------------------
Gage Parrish
Vice President - Finance and
 Assistant Secretary
Dated as of November 21, 1997


                                    COAST RESORTS, INC.


                              By:      /s/  Michael  J. Gaughan
                                    -------------------------------------
                                    Name:  Michael J. Gaughan
                                    Title:  Chief Executive Officer

Attest:

   /s/  Gage Parrish
 ----------------------------
Gage Parrish
Vice President - Finance and
 Assistant Secretary
Dated as of  November 21, 1997


                                    FIRSTAR BANK OF MINNESOTA, N.A.
                                    as Trustee

                              By:       /s/  Frank Leslie, III
                                     ----------------------------------
                                     Name:   Frank Leslie, III
                                     Title:  Vice President


Attest:


______________________________
Name:
Title:
Dated as of November 21, 1997